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                                                                     EXHIBIT 11

              ELECTRONIC TELE-COMMUNICATIONS, INC. AND SUBSIDIARY
                       COMPUTATION OF EARNINGS PER SHARE
               THREE-MONTH PERIODS ENDED MARCH 31, 1997 AND 1996

                                                                            THREE MONTHS ENDED
                                                                                  MARCH 31
                                                                       1997                  1996
                                                                --------------------------------------
Weighted average common
 shares outstanding:
  Class A common                                                      2,003,949              2,003,949
  Class B common                                                        500,000                500,000

Net effect of dilutive stock options -
 based on the treasury stock method
 using averaged market price:
  Class A common                                                           -                      -
                                                                ---------------          -------------
Total shares:
 Class A common                                                       2,003,949              2,003,949
                                                                ===============          =============
 Class B common                                                         500,000                500,000
                                                                ===============          =============


Net earnings (loss)                                              $       77,930          $    (160,774)

Less dividends paid:
 Class A common                                                         120,237                120,237
 Class B common                                                              -                     -
                                                                ---------------          -------------

Undistributed earnings (loss)                                    $      (42,307)         $    (281,011)
                                                                ===============          =============

Allocation of undistributed
 earnings (loss):
  Class A common                                                 $      (33,859)         $    (224,897)
  Class B common                                                         (8,448)               (56,114)


Calculation of earnings (loss) per share:

Class A common:
 Dividends paid                                                  $         0.06          $        0.06
 Allocation of undistributed
  earnings (loss)                                                         (0.02)                 (0.11)
                                                                ---------------          -------------
 Earnings (loss) per Class A common share                        $         0.04          $       (0.05)
                                                                ===============          =============

Class B common:
 Dividends paid                                                  $          -            $         -
 Allocation of undistributed
  earnings (loss)                                                         (0.02)                 (0.11)
                                                                ---------------          -------------
 Earnings (loss) per Class B common share                        $        (0.02)         $       (0.11)
                                                                ===============          =============



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